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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            -----------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 April 7, 1999


                           LITTLE SWITZERLAND, INC.
                       --------------------------------
              (Exact name of registrant as specified in charter)


            Delaware                     0-19369               66-0476514
    ------------------------     ------------------------   -----------------
  (State or other jurisdiction   (Commission file number)    (IRS employer
        of incorporation)           identification no.)


         161-B Crown Bay Cruise Ship Port, St. Thomas, U.S.V.I.  00802
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (340) 776-2010
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Item 1 - Changes in Control of Registrant
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     Little Switzerland, Inc. (the "Company") held an annual meeting of stockholders on April 7, 1999 (the "Annual Meeting") at which the stockholders elected Adriane J. Dudley, as the Class I Director with a term expiring at the 2001 annual meeting of stockholders, and Melanie L. Sturm and Richard C. Hunter, as the Class III Directors, each with a term expiring at the 2000 annual meeting of stockholders. C. William Carey and John E. Toler, Jr. did not stand for re-election as Class III Directors at the Annual Meeting. In addition, effective immediately following the Annual Meeting, the Board of Directors of the Company appointed Peter R. McMullin as a Class II Director to fill the vacancy caused by the resignation of Timothy B. Donaldson. The nomination of the Board of Directors' candidates for election at the Annual Meeting was the consequence of the settlement agreement that the Company entered into on February 23, 1999 with Donald L. Sturm and Seymour Holtzman, among others. As a result of the election of Messes. Sturm and Dudley and Mr. Hunter and the appointment of Mr. McMullin, there effectively was a change in control of the Company because more than a majority of the members of the Board of Directors were effected.


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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LITTLE SWITZERLAND, INC.



Date: April 20, 1999               By: /s/ Kenneth W. Watson
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                                       Kenneth W. Watson
                                       Acting Chief Executive Officer

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